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                                                                  Exhibit 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 26, 1999, except for Note 6, as to which the date is April 13, 1999, relating to the consolidated financial statements of OneSource Information Services, Inc., which appears in such Prospectus. We also consent to the application of such report to the Consolidated Financial Statement Schedules for the three years ended December 31, 1998 listed under Item 16.(b) of this Registration Statement when such schedules are read in conjunction with the consolidated financial statements referred to in our report. The audits referred to in such reports also included these schedules. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PricewaterhouseCoopers LLP



Boston, Massachusetts
May 7, 1999